Exhibit 99.2
NV5 Announces Closing of Underwritten Public Offering of Common Stock

HOLLYWOOD, FL, March 15, 2021 – NV5 Global, Inc. (the “Company” or “NV5”) (Nasdaq: NVEE), a provider of compliance, technology, and engineering consulting solutions, today announced the closing of an underwritten public offering of 1,612,903 shares of its common stock at a price of $93.00 per share per share. After the underwriting discount and estimated offering expenses payable by the Company, NV5 received net proceeds of approximately $141 million. NV5 has also granted the underwriters a 30-day option to purchase 241,935 additional shares of its common stock at the public offering price.

BofA Securities, Roth Capital Partners, Morgan Stanley, and Baird acted as joint book-running managers for the offering. CJS Securities, Inc., Lake Street Capital Markets, LLC, Maxim Group LLC and Sidoti & Company, LLC are acting as co-managers for the offering.

The Company intends to use the net proceeds of the offering for general corporate purposes, which may include possible acquisitions, the expansion of its business, providing working capital, and reducing debt.

The shares described above were offered by NV5 pursuant to an effective registration statement previously filed with the Securities and Exchange Commission (“SEC”). An electronic prospectus supplement relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, or by email at dg.prospectus--requests@bofa.com; from Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147; from Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, WI 53202; from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; or by accessing the SEC’s website, http://www.sec.gov.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of compliance, technology, and engineering consulting solutions for public and private sector clients supporting infrastructure, utility, and building assets and systems. The Company primarily focuses on six business verticals: testing, inspection & consulting, infrastructure support services, utility services, buildings & program management, environmental health sciences, and geospatial technology services. NV5 operates out of more than 100 offices nationwide and abroad. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.